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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BENTLEY COMMUNICATIONS CORP.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

            Florida                                              58-2534003
-------------------------------                              -------------------
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                     7303 Merchant Court, Sarasota, FL 34240
            ---------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)

                           2005 Equity Incentive Plan
         ---------------------------------------------------------------
                            (Full title of the plan)

                     7303 Merchant Court, Sarasota, FL 34240
            ---------------------------------------------------------
                     (Name and address of agent for service)

                                 (941)-870-4952
                                 --------------
          (Telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
  Title of each class                             Proposed maximum       Proposed maximum
   securities to be            Amount to         offering price per     aggregate offering          Amount of
      Registered             be registered             share                  price            registration fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
$.0001 par value              150,000,000               $.003               $450,000(1)              $52.97
common stock


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of April 5, 2005, a date within five business days prior to the filing of this registration statement.

                                   PROSPECTUS

                          Bentley Communications Corp.

                       150,000,000 Shares of Common Stock

This prospectus relates to the offer and sale by Bentley Communications Corp., a Florida corporation (the "Registrant"), of shares of its $.0001 par value per share common stock to certain employees, officers, directors and consultants (the "Beneficiaries") pursuant to the 2005 Equity Incentive Plan (the "Stock Plan"). Pursuant to the Stock Plan, Registrant is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the Beneficiaries 150,000,000 shares of common stock.

The common stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of Registrant within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale.

The common stock is traded on the OTC Bulletin Board under the symbol "BLYC.OB" On April 5, 2005, the closing price for the common stock was $0.0027 per share.

                                       2

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These Securities Have Not Been Approved Or Disapproved By The Securities and
Exchange Commission Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.

The date of this prospectus is April 6, 2005.

This prospectus is part of a registration statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by Registrant with the Commission are qualified in their entirety by the reference thereto.

A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Bentley Communications Corp., 7303 Merchant Court, Sarasota, FL 34240. Registrant's telephone number is
(941)870-4952.

Registrant is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by Registrant under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549 or at the Commission's website at sec.gov.

No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Registrant. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of Registrant since the date hereof.

                                       3

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be separately sent or given to the eligible participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Registrant Commerce Corp. (the "Registrant") hereby incorporates by reference into this registration statement the following documents that it has previously filed with the Commission:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, which was filed with the Commission on October 15, 2004;

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2004, September 30, 2004 and March 31, 2004;

         (c) The Registrant's Current Reports on Form 8-K filed on February 28,2005, February 3, 2005, December 20, 2004, November 3, 2004, July 13, 2004
and June 14, 2004; and

         (d) The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 10-SB filed on September 16, 1999, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                       4

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To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities.

Not applicable (the Common Stock is registered under Section 12 of the Exchange
Act).

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under the Florida Business Corporation Act ("FBCA"), a corporation has the power to indemnify its officers, directors, employees and agents against liability incurred in connection with a proceeding (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (i) expenses (including attorney's fees) and certain amounts paid in settlement, and (ii) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The FBCA provides that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The FBCA also provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not so indemnify such persons, they may apply for, and a court may order, indemnification under certain circumstances even if the board of directors or stockholders of the corporation have determined that the persons are not entitled to indemnification. The indemnification authorized by the FBCA is not exclusive and the corporation may grant its officers, directors, employees and agents additional indemnification.

In addition, the Registrant's Articles of Incorporation and Bylaws provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as a director except for liability for acts or omissions not in good faith which involve intentional misconduct, fraud or a knowing violation of law.

                                     * * *

                                       5

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

         a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

         Exhibit No.             Title
         -----------             -----

         4.1               2005 Equity Incentive Plan

         5.1               Legal opinion of Legal & Compliance, LLC

         23.1              Consent of Legal & Compliance, LLC

         23.2              Consent of Russell Bedford Stefanou Mirchandani LLP

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       6

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         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undertaking concerning indemnification is set forth under the response to
Item 6.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated below, on April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the State of Florida, on April 6, 2005

                                        BENTLEY COMMUNICATIONS CORP.

                                        /s/ Bruce Kamm
                                        -----------------------------------
                                        Bruce Kamm, CEO, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                           Title                            Date
                                     -----                            ----

/s/ Bruce Kamm                      CEO, Director                 April 6, 2005
---------------------
Bruce Kamm

/s/ Robert Schumacher               COO, Director                 April 6, 2005
---------------------
Robert Schumacher

                                       7


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INDEX TO EXHIBITS

Exhibit No.    Title
-----------    -------------------------------------------------

4.1            2004 Equity Incentive Plan

5.1            Legal opinion of Legal & Compliance, LLC

23.1           Consent of Legal & Compliance, LLC

23.2           Consent of Russell Bedford Stefanou Mirchandani LLP